Exhibit 10.1
AMERISOURCEBERGEN CORPORATION

RESTRICTED STOCK UNIT AWARD TO EMPLOYEE

Participant:         <Participant Name>

Number of Restricted Stock Units Granted: <Number of Shares Granted>

Date of Grant:             <Grant Date>

Vesting Date:                 < [Number of Shares] on Each of the First Three Anniversaries of the Date of Grant>

RECITALS

This Restricted Stock Unit Award (the “Award Agreement”) is made by AmerisourceBergen Corporation, a Delaware corporation (the “Company”), pursuant to the AmerisourceBergen Corporation Omnibus Incentive Plan (the “Plan”).

WHEREAS, the Company has agreed to grant to the Participant Restricted Stock Units, subject to certain restrictions and on the terms and conditions contained in this Award Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound hereby:

1.Definitions. Unless otherwise defined herein, capitalized terms used in this Award Agreement shall have the meanings ascribed to them in the Plan. As used herein:
(a)“Award” means an award of Restricted Stock Units hereby granted.
(b)“Date of Grant” means the date on which the Company awarded the Restricted Stock Units to the Participant pursuant to the Plan.
(c)“Qualifying Change in Control” means a Change in Control that is a “change in the ownership or effective control” or a “ change in the ownership of a substantial portion of the assets” within the meaning of Treasury Regulation 1.409A-3(i)(5).
(d)“Restricted Stock Units” means the Restricted Stock Units which are the subject of the Award hereby granted.
(e)“Shares” mean shares of the Company’s Common Stock.
(f)“Taxes” means the federal, state and local income and employment taxes required to be withheld in connection with the vesting and issuance of the Shares (or other amounts or property) under the Award.
(g)“Vesting Period” means, with respect to each Restricted Stock Unit, the period beginning on the Date of Grant and ending on the third anniversary thereof.
(h)“Voluntary Retirement” means any voluntary termination by the Participant as an employee of the Company (or any Parent or Subsidiary) (i) after reaching age sixty-two (62) and completing sixty (60) full months of continuous Service with the Company or its Parent or Subsidiaries or (ii) after reaching age fifty-five (55), where the Participant’s age plus years of continuous employment with the Company or its Parent or Subsidiaries equals at least seventy (70).

2.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the Restricted Stock Units. Each Restricted Stock Unit represents an unfunded unsecured right of the Participant, upon vesting of the Restricted Stock Unit, to receive one Share.
3.Vesting. Subject to the terms and conditions set forth herein and in the Plan, the Restricted Stock Units shall vest in three (3) substantially equal installments on each of the first three (3) anniversaries of the Date of Grant (each, a “Vesting Date”), provided the Participant has remained in Service from the Date of Grant through the applicable Vesting Date.
Notwithstanding the foregoing,
(a)if the Participant ceases to be in Service during the Vesting Period as a result of the Participant’s death or Disability, the Restricted Stock Units shall become 100% vested as of the date of such cessation of Service;
(b)if the Participant’s Service terminates during the Vesting Period due to the Participant’s Voluntary Retirement, then the Restricted Stock Units shall continue to vest as if the Participant had continued in Service through each Vesting Date; provided, however, that (i) if the Participant’s Service terminates due to the Participant’s Voluntary Retirement prior to the date of a Qualifying Change in Control that occurs after the Date of Grant, the Restricted Stock Units shall become 100% vested as of the date of the Qualifying Change in Control and (ii) if the Participant’s Service terminates due to the Participant’s Voluntary Retirement after the date of a Qualifying Change in Control that occurs after the Date of Grant, the Restricted Stock Units to the extent outstanding shall become 100% vested as of the date of such termination; and
(c)if within two (2) years following a Change in Control that occurs after the Date of Grant, the Participant’s Service as an employee is involuntarily terminated by the Company (or successor thereto, or a Parent or Subsidiary), whether or not for Cause, the Restricted Stock Units to the extent outstanding shall become 100% vested as of the date of such cessation of Service.
4.Forfeiture of Restricted Stock Units. If at any time the Participant ceases Service for any reason other than death, Disability or Voluntary Retirement during the Vesting Period, the Restricted Stock Units shall be forfeited by the Participant and deemed canceled by the Company and the Participant shall thereupon cease to have any right or be entitled to receive any Shares under those forfeited Restrict Stock Units.
5.Rights of Participant. The Participant shall not have the rights of a stockholder of the Company with respect the Shares represented by the Restricted Stock Units, including, without limitation, the right to vote the Shares represented by the Restricted Stock Units, unless and until such Shares have been delivered to the Participant in accordance with Paragraph 9.
6.Dividend Equivalents. The Participant shall not receive cash dividends on the Restricted Stock Units, but instead shall, with respect to each Restricted Stock Unit, be entitled to a cash payment from the Company determined on each cash dividend payment date with respect to the Shares with a record date occurring at any time following the Date of Grant but prior to the date that the Shares represented by the Restricted Stock Units are delivered to the Participant in accordance with Paragraph 9. Such cash payment shall be equal to the dividend that would have been paid on the Share represented by each Restricted Stock Unit had the Share been issued and outstanding and entitled to the dividend. Cash payments for each cash dividend payment date with respect to the Shares with a record date occurring prior to the date that the Shares represented by the Restricted Stock Units vest are delivered to the Participant in accordance with Section 9 shall be accrued until such delivery date and paid to the Participant at the same time delivery of the Shares represented by the Restricted Stock Units is made to the Participant in accordance with Section 9, subject to applicable withholding. However, no such dividend equivalent payments shall be paid if the Participant does not vest in the Restricted Stock Units.
7.Notices. Any notice to the Company provided for in this instrument shall be addressed to the Compensation Committee at 1300 Morris Drive, Chesterbrook, PA 19087, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by overnight courier or telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

8.Securities Laws, etc. The Administrator may from time to time impose any conditions on the Restricted Stock Units, and the Shares represented by the Restricted Stock Units, as it deems necessary or advisable to ensure that the Plan and this Award satisfy the conditions of Rule 16b-3, and that such Shares are issued and resold in compliance with the Securities Act of 1933, as amended. The Company may require that the Participant represent that the Participant is holding the Shares for the Participant's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Administrator deems appropriate.
9.Delivery of Shares.
(a)Notwithstanding any provision of this Award Agreement or the Plan to the contrary (other than Section 11 and Section 14(b) hereof and Section 17 of the Plan), the Shares represented by the Restricted Stock Units (or such other consideration as permitted by Section 21(b) of the Plan) that have become nonforfeitable shall only be delivered to or on behalf of the Participant (in certificate or electronic form) on the earliest of:
(i)the applicable Vesting Date;
(ii)the date that the Participant’s Service ceases due to the Participant’s death or Disability;
(iii)if the Participant’s Service as an employee is involuntarily terminated by the Company (or successor thereto or Parent Subsidiary), whether or not for Cause, within two (2) years following a Change in Control, the date of such termination;
(iv)the date of a Change in Control that occurs after the Date of Grant if such Change in Control constitutes a Qualifying Change in Control and if the Participant’s Service has terminated by reason of Voluntary Retirement on or prior to the date of such Change in Control; or
(v)if the Participant’s Service has not terminated by reason of Voluntary Retirement on or prior to a Change in Control that occurs after the Date of Grant, as of the earliest of (A) the date that the Participant’s Service terminates by reason of Voluntary Retirement following such Change in Control, (B) the date that the Restricted Stock Units become vested pursuant to Section 21(a) of the Plan or (C) the date that the Administrator exercises its discretion to vest and deliver such Shares (or other consideration) to the Participant pursuant to Section 21(b) of the Plan.
(b)The Shares will be delivered without payment from the Participant and without any legend or restrictions, except for such restrictions as may be imposed by the Administrator, in its sole judgment, under Paragraph 8, provided that no certificates for Shares will be delivered to the Participant until appropriate arrangements have been made with the Company for the withholding of any Taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from the Participant of any undertakings which it may determine are required to ensure that the certificates are being issued in compliance with federal and state securities laws.
(c)The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Vesting Date (or the date that the cessation of the Participant’s Service due to the Participant’s death or Disability or other date on which the Restricted Stock Units become vested under Section 3, if earlier) determined by the Administrator.
10.Withholding Taxes.
(a)The issuance of the Shares shall be subject to the collection of all applicable Taxes. The Taxes may be paid in one or both of the following forms:
(i)delivery of a check to the Company in the amount of such Taxes, or
(ii)through a Share withholding procedure pursuant to which the Company will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the applicable issuance date) equal to the amount of those Taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.
(b)Notwithstanding the foregoing provisions of this Section 10, the employee portion of the federal, state and local employment taxes required to be withheld by the Company in connection with the vesting (or deemed vesting by reason of the Participant being or becoming eligible for Voluntary Retirement) of the Shares or any other amounts hereunder (the “Employment Taxes”) shall in all events be collected from the Participant no later than the last business day of the calendar year in which the Shares or other amounts vest (or are deemed vested) hereunder. Accordingly, to the extent one or more vested Shares are issued, or other amounts are distributed, in a year subsequent to the calendar year in which those Shares or other amounts vest (or are deemed vested), the Participant shall, on or before the last business day of the calendar year in which the Shares or other amounts vest (or are deemed vested), deliver to the Company a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares or other amounts. The provisions of this Section 10(b) shall be applicable only to the extent necessary to comply with the applicable tax withholding requirements of Code Section 3121(v).
(c)The Company shall collect the Taxes with respect to each non-Share distribution (including a dividend-equivalent payment) by withholding a portion of that distribution equal to the amount of the applicable Taxes, with the cash portion of the distribution to be the first portion so withheld.
11.Special Forfeiture and Repayment Rules.
(a) The Participant hereby acknowledges and agrees that in the event that the Participant experiences a Triggering Event (as defined in the Plan and including, without limitation, the occurrence of a breach by the Participant of the non-competition or non-solicitation covenants set forth in Attachment A of the Plan) and unless the Administrator or its delegate determines otherwise, then:
(i)any of the Restricted Stock Units (and related dividend equivalents) that remain unvested as of the date the Administrator or its delegate determines that the Participant has experienced a Triggering Event, and any Restricted Stock Units (or related dividend equivalents) that have so vested but the Shares represented by such Restricted Stock Units (or related dividend equivalents) have not yet been delivered in accordance with Section 9, shall be immediately and automatically forfeited; and
(ii)if the Restricted Stock Units have vested and the Shares represented by such Restricted Stock Units (and related dividend equivalents) have been delivered to the Participant in accordance with Section 9 within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the Participant shall deliver to the Company a number of unrestricted Shares equal to the number of Shares and any cash delivered to the Participant in respect of the Restricted Stock Units (and related dividend equivalents) during such period; provided that if, at the time delivery of the Shares by the Participant is required, the Participant cannot deliver a number of unrestricted Shares equal to the number of Shares delivered to the Participant in respect of the Restricted Stock Units during such period, in addition to the delivery of the number of unrestricted Shares by the Participant at such time, the Participant shall be required to pay to the Company an amount equal to the product of the number of such Shares delivered to the Participant in respect of the Restricted Stock Units during such period (less the number of Shares contemporaneously delivered by the Participant to the Company), multiplied by the Fair Market Value of one Share as of the date the Restricted Stock Units became vested.
(b)The Administrator shall determine in its sole discretion whether a Triggering Event has occurred with respect to the Participant.
(c)The Participant hereby acknowledges and agrees that the restrictions contained in the Plan are being made for the benefit of the Company in consideration of the Participant’s receipt of the Award. The Participant further acknowledges that the receipt of the Award is a voluntary action on the part of the Participant and that the Company is unwilling to provide the Award to the Participant without including the restrictions contained in the Plan.

(d)The Participant hereby consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or its affiliates from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Participant under this Award Agreement.
(e)The Special Forfeiture and Repayment Rules provisions of this Award Agreement and the Plan are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company, whether by operation of law, contract, or otherwise, including, without limitation, any non-competition and non-solicitation obligations contained in an employment agreement entered into by and between the Participant and the Company or any of its affiliates.
(f)The Participant hereby further agrees that the Participant and this Award shall be subject to the Incentive Compensation Restriction and Financial Recoupment Program of the Company’s Corporate Integrity Agreement, to the extent applicable, and any applicable clawback, recoupment or other similar policy that the Company adopts (each, a “Policy”), and the Participant acknowledges and agrees that the Award (and related dividend equivalents) hereunder granted, the Shares issued or to be issued and/or amounts paid or to be paid hereunder and/or amounts received with respect to any sale of such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of such Policy. The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) any such Policy established by the Company that may apply to the Participant and (ii) any provisions of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate such Policy or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and such Policy conflict, the terms of such Policy shall prevail.
12.Transferability. The Restricted Stock Units (and the underlying Shares (and related dividend equivalents)) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 12 shall be void and unenforceable. However, any Shares (and related dividend equivalents) which vest hereunder but otherwise remain unissued at the time of the Participant’s death, shall be issued to the Participant’s designated beneficiary or beneficiaries of this Award or in the absence of such designated beneficiaries, pursuant to the provisions of the Participant’s will or laws of descent and distribution.
13.Restrictive Covenants and Other Attachments. The Participant hereby agrees to the Restrictive Covenants set forth in Attachment A of the Plan and acknowledges and agrees to the provisions of Attachment B of the Plan.
14.Section 409A.
(a)It is the intention of the parties that the provisions of this Agreement shall, to the maximum extent possible, be exempt from Code Section 409A. Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A and the Treasury Regulations applicable thereunder, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder.
(b)However, to the extent this Agreement should be deemed to create a deferred compensation arrangement subject to the requirements of Code Section 409A, then no Shares or other amounts which become issuable or distributable under this Agreement by reason of the Participant’s cessation of Service shall actually be issued or distributed to the Participant until the date of the Participant’s separation from service within the meaning of Treasury Regulation 1.409A-1(h) or as soon thereafter as administratively practicable, but in no event later the fifteenth day of the third calendar month following the date of such separation from service, unless a delayed commencement date is otherwise required pursuant to Section 14(c).
(c)No Shares or other amounts which become issuable or distributable under this Agreement by reason of the Participant’s separation from service shall actually be issued or distributed to the Participant prior to the earlier of (i) the first day of the seventh (7th) month following the date of such separation from service or (ii) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a specified employee under Treasury Regulation 1.409A-1(i), as determined by the Administrator in accordance with consistent and uniform standards applied to all other Code Section 409A arrangements of the Company, and such delayed commencement is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). The deferred Shares or other distributable amount shall be issued or distributed in a lump sum on the first day of the seventh (7th) month following the date of the Participant’s separation from service or, if earlier, the first day of the month immediately following the date the Company receives proof of the Participant’s death. In no event shall the Participant have the right to determine the calendar year in which any such issuance or distribution is to occur.
15.Miscellaneous.
(a)The Award granted hereunder shall not confer upon the Participant any right to continue in Service and shall not interfere in any way with the right of the Company (or any Parent or Subsidiary) to terminate the Participant’s Service at any time. The right of the Company (or any Parent or Subsidiary) to terminate at will the Participant’s Service at any time for any reason is specifically reserved.
(b)The Award granted hereunder is subject to the approval of the Plan by the shareholders of the Company to the extent that such approval (i) is required pursuant to the rules and regulations of the New York Stock Exchange, or (ii) is required to satisfy the conditions of Rule 16b-3.
(c)The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s tax liability in connection with the grant or vesting of the Restricted Stock Units (and related dividend equivalents) or the delivery of the Shares represented by the Restricted Stock Units (and related dividend equivalents). The Participant is not relying on any statements or representations of the Company or any of its agents in regard to such liability. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Award Agreement.
(d)The validity, performance, construction and effect of this Award shall be governed by and determined in accordance with the law of the State of Delaware, without giving effect to conflicts of laws principles thereof.
(e)Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Award designated by the Participant.
(f)This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
(g)The Participant has received a copy of the Plan, a copy of which is attached hereto, has been provided with the opportunity to read the Plan and is familiar with the terms and provisions thereof and hereby accepts this Award subject to all of the terms and provisions of this Award Agreement and the Plan, including, without limitation, the Special Forfeiture and Repayment Rule provisions of the Plan. The Participant hereby acknowledges the receipt of the prospectus for the Plan, a copy of which is attached hereto. All decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement shall be binding, conclusive and final.
16.GRANT ACCEPTANCE. YOU MUST ACCEPT THE TERMS OF THIS AWARD AGREEMENT WITHIN 364 DAYS OF RECEIPT IN ACCORDANCE WITH THE PROCEDURES SPECIFIED BY THE COMPANY. IF YOU DO NOT ACCEPT THE TERMS AS INSTRUCTED, THIS AGREEMENT WILL AUTOMATICALLY, WITHOUT FURTHER ACTION OF THE COMPANY OR THE ADMINISTRATOR, TERMINATE AND THE AWARD WILL BE FORFEITED AT MIDNIGHT ON THE 364TH DAY. ACCEPTANCE OF THIS AWARD AGREEMENT CONSTITUTES YOUR CONSENT TO ANY ACTION TAKEN UNDER THE PLAN AND THIS AWARD AGREEMENT AND YOUR AGREEMENT TO BE BOUND BY THE COVENANTS AND AGREEMENTS CONTAINED IN ATTACHMENT A AND ATTACHMENT B OF THE PLAN.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement effective as of the Date of Grant.

AMERISOURCEBERGEN CORPORATION